Exhibit 99.1

For Immediate Release

William ‘Bill’ Wagner Joins BlackLine Board of Directors

Former LogMeIn CEO brings extensive cloud, technology, and marketing expertise to help guide digital finance transformation leader

LOS ANGELES – Oct. 2, 2023 – BlackLine, Inc. (Nasdaq: BL) announced today that William ‘Bill’ Wagner has joined the digital finance transformation leader’s board of directors, effective Oct. 2nd, 2023. A cloud, technology, and marketing industry veteran, Wagner will draw on his more than 20 years of experience building dynamic SaaS companies into market category leaders to support BlackLine’s growth trajectory, help extend its market leadership, and elevate its position within the Office of the CFO.

“Bill brings a wealth of expertise to BlackLine’s board having helped several innovative industry leaders build their brands into dominant forces,” said BlackLine Co-CEO and Board Chair Owen Ryan. “I’m confident the leadership, experience, and knowledge he brings to the table will help guide BlackLine as we further accelerate growth and continue to meet the evolving needs of our customers as they embark on their digital finance transformation journeys.”

Wagner is the former president and CEO of GoTo (formerly LogMeIn, Inc.), one of the world’s top SaaS companies, with more than two million customers and over $1 billion in annual revenue prior to its transition in 2020 from a publicly traded company to being privately held. He joined as LogMeIn’s first chief operating officer and played a pivotal role in accelerating growth and positioning the company as a market leader.

Wagner was previously chief operating officer at Vocus, a cloud-marketing software company, where he led the sales, marketing, and services organizations. Prior to that, he held several executive leadership roles, including chief marketing officer at the leading enterprise mobile device management company Fiberlink (acquired by IBM). He began his career at AT&T.

“BlackLine’s leadership team is acutely focused on innovation and customer success which reinforces and expands BlackLine’s leadership in the digital finance transformation space,” said Wagner. “I’m looking forward to working with the other board members and the BlackLine team as the company continues to elevate its position within the Office of the CFO while driving long-term, profitable growth.”

Wagner also serves on the boards of Akamai Technologies, Avery Dennison, Semrush Holdings, and ChurnZero. He holds a Bachelor of Arts degree in History from Lafayette College and an MBA from the Wharton School at the University of Pennsylvania.

About BlackLine

Companies come to BlackLine (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based financial operations management platform and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable, and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster, and with more control.

More than 4,200 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and recognized as the leader by customers at leading end-user review sites including G2 and TrustRadius. BlackLine is a global company with operations in Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore, and Sydney. For more information, please visit blackline.com.

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Media Contact:

Ashley Dyer

PR Director

BlackLine

818-936-7166

ashley.dyer@blackline.com

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